UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 15, 2010

Cloud Peak Energy Resources LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34547	26-4073917
(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave.
Gillette, WY	82716
(Address of Principal Executive Offices)	(Zip Code)

(307) 687-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On December 15, 2010, Cloud Peak Energy Resources LLC (the “Company”) entered into that certain Underwriting Agreement (the “Underwriting Agreement”), by and among Cloud Peak Energy Inc., the sole managing member of the Company (“CPE Inc.”), and the Company, Rio Tinto Energy America Inc. (“RTEA”) and Kennecott Management Services Company (together with RTEA, the “Selling Shareholders”) and Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, RBC Capital Markets, LLC and J.P. Morgan Securities LLC, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), pursuant to which the Selling Shareholders agreed to sell to the Underwriters 25,600,000 shares of the common stock of CPE Inc., par value $0.01 per share, to be sold to the public by the Underwriters.

Per the over-allotment option, the Selling Shareholders have granted to the Underwriters a 30-day option to purchase up to 3,800,000 additional shares from the Selling Shareholders at the public offering price less the underwriting discounts and commissions.

The Underwriting Agreement provides for a “lock-up” period of 90 days, subject to customary exceptions, during which CPE Inc., the Company and the Selling Shareholders agreed they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the United States Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to, any shares of CPE Inc.’s common stock or securities convertible into or exchangeable or exercisable for any shares of CPE Inc.’s common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives.  CPE Inc.’s officers and directors also agreed to a “lock-up” period of 90 days, subject to customary exceptions, during which they agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of CPE Inc.’s common stock or securities convertible into or exchangeable or exercisable for any shares of CPE Inc.’s common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of CPE Inc.’s common stock, whether any of these transactions are to be settled by delivery of CPE Inc.’s common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives.

The Underwriting Agreement includes customary representations, warranties and covenants by CPE Inc. and the Company and by the Selling Shareholders.  CPE Inc. and the Company have also agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the Underwriters may be required to make in that respect.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.  The foregoing summary description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement filed as Exhibit 1.1.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being filed herewith.

1.1

Underwriting Agreement, dated as of December 15, 2010, by and among Cloud Peak Energy Inc., Cloud Peak Energy Resources LLC, Rio Tinto Energy America Inc., Kennecott Management Services Company and Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, RBC Capital Markets, LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY RESOURCES LLC

	By:	/s/ Amy J. Stefonick
		Name:	Amy J. Stefonick
		Title:	Corporate Secretary

Date: December 21, 2010

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of December 15, 2010, by and among Cloud Peak Energy Inc., Cloud Peak Energy Resources LLC, Rio Tinto Energy America Inc., Kennecott Management Services Company and Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, RBC Capital Markets, LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters